EMPLOYMENT AGREEMENT

     THIS AGREEMENT made as of the 10th day of November, 1997, by and between Audio Book Club, Inc., a Florida corporation, with offices at 2295 Corporate Boulevard, N.W., Suite 222, P.O. Box 5002, Boca Raton, Florida 33431-0802 (the "Company"), and John F. Levy, residing at 110 Oak Tree Pass, Westfield, New Jersey (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Company is engaged in the audio book club business; and

     WHEREAS, the Company desires to employ the Executive; and

     WHEREAS, the Executive is willing to commit himself to serve and to establish a minimum period during which he will serve the Company on the terms and conditions herein provided.

     NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained and intending to be legally bound hereby, the parties agree as follows:

          1. Recitals. The Whereas clauses recited above are hereby incorporated by reference as though they were fully set forth herein.

          2. Employment. The Company shall employ the Executive and the Executive shall serve the Company, on the terms and conditions set forth herein.

          3. Term. The employment of the Executive by the Company as provided in paragraph 2 shall commence on the effective date of this Agreement and end on the second (2nd) anniversary of the effective date, subject, however, to the other termination provisions contained herein.

          4. Position and Duties. The Executive shall be employed by the Company as an Executive Vice President and Chief Financial Officer. His power and authority shall be and remain subject to the direction and control of the Board of Directors and all officers senior to him including but not limited to the Chief Operating Officer Michael Herrick and the Chief Executive Officer Norton Herrick. The Executive shall have responsibility for the financial oversight of the business and affairs of the Company, including without limitation responsibility for all filings with the

     Securities and Exchange Commission, the Internal Revenue Service and all other agencies (federal, state or local) and/or stock exchanges to which the Company must report, subject to appropriate review and approval of the Board of Directors and senior officers and such further revisions as the Executive deems necessary. The scope of his duties and the extent of his responsibilities shall be substantially the same as the duties and responsibilities of other chief financial officers of public companies. The Executive shall be required to spend his full time and attention, without other outside business interests, in the performance of his duties and the Company's business and affairs.

     5.   Compensation and Related Matters.

     (a) Salary. During the term of this Agreement, the Company shall pay to the Executive, as compensation for his services, an initial annual salary of $135,000 in equal monthly installments during the first year of the term of this Agreement; and $150,000 during the second year of the term of this Agreement. In addition, the Executive may receive a performance-based bonus to be determined by the Chief Executive Officer in his sole and absolute discretion with a minimum bonus at the end of year one, provided the Executive is still employed by the Company at that time, of Seven Thousand Five Hundred and 00/100 U.S. Dollars ($7,500.00) and a minimum bonus at the end of year two, provided the Executive is still employed by the Company at that time, of Twelve Thousand Five Hundred and 00/100 U.S. Dollars ($12,500.00); such bonuses shall be paid within forty-five (45) days after the end of each year.

     (b) Expenses. The Executive shall receive prompt reimbursement for all reasonable travel and business expenses in connection with services performed hereunder in accordance with normal Company policy, as the same may be determined from time to time.

     (c) Insurance and Employee Benefits. The Executive shall receive insurance and employee benefits applicable to all officers of the Company. In addition, the Executive shall be reimbursed for reasonable costs associated with up to twenty-four (24) hours of continuing education courses with respect to topics germane to his duties, including reasonable local travel costs to attend such courses and reasonable fees for such courses. In addition, the Company will reimburse the Executive for his dues to the AICPA and ISCPA and subscriptions to the Wall Street Journal, Business Week, Forbes Magazine and America Online. The Executive will be provided with a portable computer, cellular phone and pocket electronic organizer at the Company's expense.

     (d) Vacation. The Executive shall receive, prorata during each full year of his employement, three (3) weeks paid vacation approved one (1) month in advance. The Executive will make every effort to schedule the vacation time at a time most convenient for the Company, with the Company recognizing that the Executive's flexibility is limited by school calendars. Notwithstanding the foregoing, the Executive shall not be entitled to vacation during the three (3) week period prior to the date on which the Company's Annual Report on Form 10-KSB (or Form 10-K) or Quarterly Report on Form 10-QSB (or Form 10-Q) are required to be filed with the Securities and Exchange Commission. In addition, the Executive will receive normal Company holidays, plus two (2) days off for Rosh Hashanah and one (1) day off for Yom Kippur unless such holy days fall on a weekend.

     (e) Stock Options. The Executive will receive stock options to acquire thirty thousand (30,000) shares of Common Stock in the Company pursuant to and in accordance with the Company's Stock Option Plan. Options with respect to ten thousand (10,000) shares shall vest at the end of year one, provided that the Executive is an employee of the Company at that time and options with respect to twenty thousand (20,000) shares will vest at the end of year two, provided that the Executive is still employed by the Company at that time. Such options shall be exercisable at a price per share equal to one hundred ten percent (110%) of the public offering price of the Common Stock in the initial public offering, which was completed on October 27, 1997, and will be on the terms and conditions as more specifically provided for in the Company's Stock Option Plan.

     6. Termination by the Company. The Executive's employment hereunder may be terminated by the Company without any breach of this Agreement only under the circumstances described below.

     (a) Death. The Executive's employment hereunder shall terminate upon his death.

     (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, as determined by a physician mutually chosen by the Executive and the Company, the Executive shall have been absent from his duties hereunder for a consecutive period of forty-five (45) days and after notice of termination is given (which may be given before or after the end of such 45 day period but which will in no event be effective until, at the earliest, the day following the forty-fifth day of the period) shall not have returned to the performance of his duties hereunder, as that concept is contemplated in this Agreement, within ten (10) days after the notice of termination is given, the Company may terminate the Executive's employment hereunder.

     (c) Cause. The Company may terminate the Executive's employment under this Agreement at any time for cause. For purposes of this Agreement, the term "cause" shall include one or more of the following: (i) willful misconduct, (ii) continued failure by the Executive to perform his duties, as contemplated in this Agreement, as Chief Financial Officer (other than through disability as defined in paragraph 6(b), above), (iii) conviction of a crime or alcohol or drug abuse, or (iv) the Executive's breach of this Agreement. The termination shall be evidenced by written notice thereof to the Executive.

     (d) Without Cause. In addition to any other rights the Company has to terminate the Executive's employment under this Agreement, the Company may, at any time, by a vote of not less than sixty percent (60%) of the directors then in office (excluding the vote of the Executive if he is also a director), terminate the Executive without cause upon ninety (90) days' prior written notice to the Executive setting forth the reasons, if any, for the termination. For purposes of this Agreement, the term "without cause" shall mean termination by the Company on any grounds other than those set forth in paragraphs 6(a), (b) or (c) hereof. It shall also be a termination without cause, at the election of the Executive, if the Executive is asked to work at a business location of the Company which is more than fifty (50) miles from Westfield, New Jersey. Notwithstanding the foregoing, it is understood that travel in connection with the performance of Executive's duties shall not be deemed to be termination without cause.

     (e) Severance Pay. In the event that the Company has terminated the Executive's employment under this Agreement (i) "without cause" or (ii) in the event there is a "Change of Control" (as defined below), then the Executive will be entitled to receive severance pay equal to fifty percent (50%) of his base salary for the unexpired period of his two (2) year employment term; such payment, if any, shall be made to the Executive within thirty (30) days of such termination of the Executive's employment.

     (f) Change of Control. For purposes of this Agreement, a "Change of Control" shall be deemed to occur, unless previously consented to in writing by the Executive, and only if the Executive is not offered continued employment, upon (i) the actual acquisition of fifty percent (50%) or more of the voting securities of the Company by any company or entity or affiliated group of companies or entities (other than pursuant to a bona fide underwriting agreement relating to a public distribution of securities of the Company), (ii) the completion of a tender or exchange offer for more than fifty percent (50%) of the voting securities of the Company by any company or entity or affiliated group of companies or entities not affiliated with the Executive, (iii) the completion of a proxy contest against the management for the election of a majority of the Board of Directors of the Company if the group conducting the proxy contest owns, has or gains the power to vote at least fifty percent (50%) of the voting securities of the Company, or (iv) a merger or consolidation in which the Company is not the surviving entity or a sale of or substantially all of the assets of the Company.

     (g) Change of Control Compensation. In the event of a completion of a tender or exchange offer for more than fifty percent (50%) of the voting securities of the Company by any company or entity or affiliated group of companies or entities not affiliated with the Executive, the stock options, described in paragraph 5(e), shall immediately be exercisable and any unvested shall immediately vest.

     (h) The Executive shall not be required to mitigate the amount of any payment provided for in this paragraph 6 by seeking other employment or otherwise nor shall the amount of any payment provided for in this paragraph 6 be reduced by any compensation earned by the Executive as the result of employment by another employer or business or by profits earned by the Executive from any other source at any time before and after the date of termination. The amounts payable to the Executive under this Agreement shall not be treated as damages, but as severance pay to which the Executive is entitled by reason of his employment and the circumstances contemplated by this Agreement.

     (i) The severance pay which the Executive will be entitled to receive as a result of the termination of his employment under this Agreement, shall be the Executive's exclusive remedy in the event of such termination.

     7. Non-Competition and Confidentiality Covenant. The Executive hereby covenants and agrees that he will not serve as an officer of or perform any functions for any other company during the term of his employment under this Agreement, except that the Executive shall be permitted to serve as a board member of the Israel Histradrut Group Foundation, a not-for-profit entity, provided serving as a board member for such entity does not interfere with the performance of the Executive's duties under this Agreement. In addition, during the term of this Agreement and for a period of two (2) years immediately following the termination of his employment, whether said termination is occasioned by the Company, the Executive or a mutual agreement of the parties, the Executive shall not, for himself or on behalf of any other person, persons, firm, partnership, corporation or company, engage or participate in any activities which are in direct or indirect conflict with the interests of the Company or solicit or attempt to solicit the business or patronage of any person, firm, corporation, company or partnership, which had previously been a customer of the Company, for the purpose of selling products and services similar to those provided by the Company.

     Furthermore, the Executive acknowledges and agrees that: all mailing lists; customer, member and prospect names; license or arrangement; front-end and back-end marketing performance; financial statements; operating system, database and other computer software, specific to the Company; and all information which is known by the Executive to be subject to a confidentiality agreement or obligation of confidentiality, even without a confidentiality agreement between the Company and another person or party, shall be maintained by the Executive in a confidential manner and the Executive agrees that the Executive will not use such information to the detriment of the Company or disclose such information to any third party, except as may be necessary in the course of performing the Executive's job responsibilities. The Executive further agrees that these obligations of confidentiality with respect to such information shall continue after the Executive ceases to be employed by the Company. Disclosure of the aforementioned information shall not be prohibited if such disclosure is directly pursuant to a valid and existing order of a court or other governmental body or agency within the United States; provided, however, that (i) the Executive shall first have given prompt notice to the Company of any such possible or prospective order (or proceeding pursuant to which any such order may result), (ii) the Company shall have been afforded a reasonable opportunity to review such disclosure and to prevent or limit any such disclosure, and (iii) the Executive shall, if requested by the Company and at the Company's cost and expense, use his best efforts to prevent or limit any such disclosure by means of a protective order or a request for confidential treatment.

     The Executive further acknowledges that the Executive will not disclose any information with respect to the Company, its operations or its officers and directors, whether or not such information is confidential, to Stephen Swid or any entity or company in which Stephen Swid has an ownership interest or is a director, officer or employee or to any attorneys, accountants, agents or representatives of Stephen Swid or any of the aforementioned companies or entities.

     8. Indemnification. To the maximum extent permitted under the corporate laws of the State of Florida or, if more favorable, the Articles of
Incorporation and/or By-Laws of the Company as in effect on the date of this Agreement, (a) the Executive shall be indemnified and held harmless by the Company, as provided under such corporate laws or such Articles of Incorporation and/or By-



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


Laws, as applicable, for any and all actions taken or matters undertaken, directly or indirectly, in the performance of his duties and responsibilities under this Agreement or otherwise on behalf of the Company, provided the Executive did not act wantonly or recklessly or was not grossly negligent or engaged in willful misconduct, and (b) without limiting clause (a), the Company shall indemnify and hold harmless the Executive from and against (i) any claim, loss, liability, obligation, damage, cost, expense, action, suit, proceeding or cause of action (collectively, "Claims") arising from or out of or relating to the Executive's acting as an officer, director, employee or agent of the Company or any of its affiliates or in any other capacity, including, without limitation, any fiduciary capacity, in which the Executive serves at the request of the Company, and (ii) any cost or expense (including, without limitation, fees and disbursements of counsel) (collectively, "Expenses") incurred by the Executive in connection with the defense or investigation thereof. If any Claim is asserted or other matter arises with respect to which the Executive believes in good faith the Executive is entitled to indemnification as contemplated hereby, the Company shall, at its election, to be determined in its sole and absolute discretion, either assume the defense or investigation of such Claim or matter or pay the Expenses incurred by the Executive in connection with the defense or investigation of such Claim or matter, provided that the Executive shall reimburse the Company for such amounts, plus simple interest thereon at the then current Prime Rate as in effect from time to time, compounded annually, if the Executive shall be found, as finally judicially determined by a court of competent jurisdiction, not to have been entitled to indemnification hereunder.

     9. Binding Agreement. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, divisees and legatees. In addition, this Agreement and the obligations and rights of the Company hereunder shall be binding on any person, firm or corporation which is a successor-in-interest to the Company.

     10. Notice. For the purpose of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, or by private overnight courier or mail service, postage prepaid or (unless otherwise specified) mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


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


If to the Executive:                To the address at the head of this Agreement
If to the Company:                  Audio Book Club, Inc.
                                    2295 Corporate Boulevard, N.W., Suite 222
                                    P.O. Box 5002
                                    Boca Raton, Florida 33431-0802
                                    (561) 241-1426

or to such other address as the parties may furnish to each other in writing. Copies of all notices, demands and communications shall be sent to the home addresses of all members of the Board of Directors of the Company.

     11.  Miscellaneous.

     (a) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto, provided, however, that this Agreement may be modified, waived or discharged by mutual agreement in writing.

     (b) No delay, waiver, omission or forbearance (whether by conduct or otherwise) by any party hereto at any time to exercise any right, option, duty or power arising out of breach or default by the other party of any of the terms, conditions or provisions of this Agreement to be performed by such other party shall constitute a waiver by such party or a waiver of such party's rights to enforce any right, option or power as against the other party or as to subsequent breach or default by such other party, and no explicit waiver shall constitute a waiver of similar or dissimilar terms, provisions or conditions at the same time or at any prior or subsequent time.

     12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida and any action brought by either party shall be commenced in the courts of the State of Florida. The Executive and the Company hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Florida and the United States of America located in Palm Beach County, Florida for any and all actions, suits or proceedings arising out of or resulting from or relating to this



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


Agreement and the transactions contemplated hereby and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding arising out of, resulting from or relating to this Agreement or the transactions contemplated hereby in such courts and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     13. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     14.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     15. Entire Agreement. This Agreement contains the entire understanding of the Company and the Executive with respect to his employment by the Company. This Agreement supersedes all prior agreements and understandings whether written or oral between the Executive and the Company, and there are no restrictions, agreements, promises, warranties or covenants other than those stated in this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date shown below effective as of the date first written above.

                                         "COMPANY"

Date Signed: 11/19, 1997                 AUDIO BOOK CLUB, INC., a Florida
                                         corporation

                                         By: /s/ Norton Herrick
                                            ------------------------------------
                                         Printed Name: NORTON HERRICK
                                                      --------------------------
                                         Title: CEO
                                               ---------------------------------


                                                     "EXECUTIVE"

Date Signed: 11/19, 1997                 /s/ John F. Levy
                                         ---------------------------------------
                                         Printed Name: John F. Levy
                                                      --------------------------


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


                        AMENDMENT TO EMPLOYMENT AGREEMENT

The Employment Agreement by and between Audio Book Club, Inc. (Company) and John
F. Levy (Executive) is hereby amended to clarify that the term "effective date" of the Employment Agreement is November 10, 1977 provided that the Executive shall not be elected to the offices of Executive Vice President and Chief Financial Officer until January 1, 1998 and prior to such time shall serve as an employee of the Company and receive compensation during such period at the annual rate specified in the Employment Agreement prorated for the period November 10, 1997 through December 31. 1997.

Dated as of November 11, 1997        "COMPANY"
                                     Audio Book Club, Inc. a Florida Corporation


                                     By: /s/ Norton Herrick
                                         ---------------------------------------
                                         Norton Herrick, CEO



                                     "EXECUTIVE"


                                      /s/ John F. Levy
                                     -------------------------------------------
                                          John F. Levy